Exhibit 99.1

Mark Zuckerberg's Message to Meta Employees

November 9, 2022

Mark Zuckerberg just shared the following with Meta employees:

Today I'm sharing some of the most difficult changes we've made in Meta's history. I've decided to reduce the size of our team by about 13% and let more than 11,000 of our talented employees go. We are also taking a number of additional steps to become a leaner and more efficient company by cutting discretionary spending and extending our hiring freeze through Q1.

I want to take accountability for these decisions and for how we got here. I know this is tough for everyone, and I'm especially sorry to those impacted.

How did we get here?

At the start of Covid, the world rapidly moved online and the surge of e-commerce led to outsized revenue growth. Many people predicted this would be a permanent acceleration that would continue even after the pandemic ended. I did too, so I made the decision to significantly increase our investments. Unfortunately, this did not play out the way I expected. Not only has online commerce returned to prior trends, but the macroeconomic downturn, increased competition, and ads signal loss have caused our revenue to be much lower than I'd expected. I got this wrong, and I take responsibility for that.

In this new environment, we need to become more capital efficient. We've shifted more of our resources onto a smaller number of high priority growth areas -- like our AI discovery engine, our ads and business platforms, and our long-term vision for the metaverse. We've cut costs across our business, including scaling back budgets, reducing perks, and shrinking our real estate footprint. We're restructuring teams to increase our efficiency. But these measures alone won't bring our expenses in line with our revenue growth, so I've also made the hard decision to let people go.

How will this work?

There is no good way to do a layoff, but we hope to get all the relevant information to you as quickly as possible and then do whatever we can to support you through this.

Everyone will get an email soon letting you know what this layoff means for you. After that, every affected employee will have the opportunity to speak with someone to get their questions answered and join information sessions.

Some of the details in the US include:

•Severance. We will pay 16 weeks of base pay plus two additional weeks for every year of service, with no cap.
•PTO. We'll pay for all remaining PTO time.
•RSU vesting. Everyone impacted will receive their November 15, 2022 vesting.
•Health insurance. We'll cover the cost of healthcare for people and their families for six months.
•Career services. We'll provide three months of career support with an external vendor, including early access to unpublished job leads.
•Immigration support. I know this is especially difficult if you're here on a visa. There's a notice period before termination and some visa grace periods, which means everyone will have time to make plans and work through their immigration status. We have dedicated immigration specialists to help guide you based on what you and your family need.

Outside the US, support will be similar, and we'll follow up soon with separate processes that take into account local employment laws.

We made the decision to remove access to most Meta systems for people leaving today given the amount of access to sensitive information. But we're keeping email addresses active throughout the day so everyone can say farewell.

While we're making reductions in every organization across both Family of Apps and Reality Labs, some teams will be affected more than others. Recruiting will be disproportionately affected since we're planning to hire fewer people next year. We're also restructuring our business teams more substantially. This is not a reflection of the great work these groups have done, but what we need going forward. The leaders of each group will schedule time to discuss what this means for your team over the next couple of days.

The teammates who will be leaving us are talented and passionate, and have made an important impact on our company and community. Each of you have helped make Meta a success, and I'm grateful for it. I'm sure you'll go on to do great work at other places.

What other changes are we making?

I view layoffs as a last resort, so we decided to rein in other sources of cost before letting teammates go. Overall, this will add up to a meaningful cultural shift in how we operate. For example, as we shrink our real estate footprint, we're transitioning to desk sharing for people who already spend most of their time outside the office. We'll roll out more cost-cutting changes like this in the coming months.

We're also extending our hiring freeze through Q1 with a small number of exceptions. I'm going to watch our business performance, operational efficiency, and other macroeconomic factors to determine whether and how much we should resume hiring at that point. This will give us the ability to control our cost structure in the event of a continued economic downturn. It will also put us on a path to achieve a more efficient cost structure than we outlined to investors recently.

I'm currently in the middle of a thorough review of our infrastructure spending. As we build our AI infrastructure, we're focused on becoming even more efficient with our capacity. Our infrastructure will continue to be an important advantage for Meta, and I believe we can achieve this while spending less.

Fundamentally, we're making all these changes for two reasons: our revenue outlook is lower than we expected at the beginning of this year, and we want to make sure we're operating efficiently across both Family of Apps and Reality Labs.

How do we move forward?

This is a sad moment, and there's no way around that. To those who are leaving, I want to thank you again for everything you've put into this place. We would not be where we are today without your hard work, and I'm grateful for your contributions.

To those who are staying, I know this is a difficult time for you too. Not only are we saying goodbye to people we've worked closely with, but many of you also feel uncertainty about the future. I want you to know that we're making these decisions to make sure our future is strong.

I believe we are deeply underestimated as a company today. Billions of people use our services to connect, and our communities keep growing. Our core business is among the most profitable ever built with huge potential ahead. And we're leading in developing the technology to define the future of social connection and the next computing platform. We do historically important work. I'm confident that if we work efficiently, we'll come out of this downturn stronger and more resilient than ever.

We'll share more on how we'll operate as a streamlined organization to achieve our priorities in the weeks ahead. For now, I'll say one more time how thankful I am to those of you who are leaving for everything you've done to advance our mission.

Mark

This post contains forward-looking statements regarding our future business plans and expectations. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results is more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on October 27, 2022, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. In addition, please note that the date of this post is November 9, 2022, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.